Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 6, 2012, United States Cellular Corporation (“U.S. Cellular”) entered into a Purchase and Sale Agreement with subsidiaries of Sprint Nextel Corporation (“Sprint”). Pursuant to the Purchase and Sale Agreement, on May 16, 2013, U.S. Cellular transferred customers and certain PCS license spectrum to Sprint in U.S. Cellular's Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets (“Divestiture Markets”) in consideration for $480 million in cash. The Purchase and Sale Agreement also contemplated certain other agreements, together with the Purchase and Sale Agreement collectively referred to as the “Divestiture Transaction.”

U.S. Cellular has retained other assets and liabilities related to the Divestiture Markets, including network assets, retail stores and related equipment, and other buildings and facilities. The transaction does not affect spectrum licenses held by U.S. Cellular or variable interest entities (“VIEs”) that are not currently used in the operations of the Divestiture Markets. Pursuant to the Purchase and Sale Agreement, U.S. Cellular and Sprint also entered into certain other agreements, including customer and network transition services agreements, which require U.S. Cellular to provide customer, billing and network services to Sprint for a period of up to 24 months after the May 16, 2013 closing date. Sprint will reimburse U.S. Cellular for providing such services at an amount equal to U.S. Cellular's cost, including applicable overhead allocations. In addition, these agreements require Sprint to reimburse U.S. Cellular up to $200 million (the “Sprint Cost Reimbursement”) for certain network decommissioning costs, network site lease rent and termination costs, network access termination costs, and employee termination benefits for specified engineering employees.

On April 3, 2013, U.S. Cellular entered into an agreement relating to the Partnerships (as defined below) with Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”).  U.S. Cellular holds a 60.00% interest in St. Lawrence Seaway RSA Cellular Partnership (“NY1”) and a 57.14% interest in New York RSA 2 Cellular Partnership (“NY2” and, together with NY1, the “Partnerships”).  The remaining interests are held by Verizon Wireless.  The Partnerships are operated by Verizon Wireless under the Verizon Wireless brand.  Prior to April 3, 2013, because U.S. Cellular owns a greater than 50% interest in each of these markets and based on U.S. Cellular’s rights under the Partnership Agreements, U.S. Cellular consolidated the financial results of these markets in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The agreement amends the Partnership Agreements in several ways which provide Verizon Wireless with substantive participating rights that allow Verizon Wireless to make decisions that are in the ordinary course of business of the Partnerships and which are significant to directing and executing the activities of the business.   Accordingly, as required by GAAP, U.S. Cellular deconsolidated the Partnerships effective as of April 3, 2013 and thereafter reported them as equity method investments in its consolidated financial statements (the “Deconsolidation”).

The unaudited pro forma financial information is based on financial statements prepared in accordance with GAAP.  In addition, the unaudited pro forma financial information is based upon available information and assumptions that U.S. Cellular considers to be reasonable; such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma financial information is based on various assumptions. The actual results reported by U.S. Cellular in periods following the Divestiture Transaction and the Deconsolidation may differ significantly from those reflected in this unaudited pro forma financial information.  As a result, the unaudited pro forma financial information does not purport to project the future financial condition and results of operations of the consolidated company. The pro forma assumptions and adjustments are described in the accompanying schedules.  Pro forma adjustments are shown in the “Divestiture Markets” and “NY1 & NY2” columns and are those that are directly attributable to the transactions, are factually supportable and, with respect to the unaudited pro forma Statement of Operations, are expected to have a continuing impact on the consolidated results. Pro forma adjustments do not include allocations of corporate costs, as those costs are not directly attributable to these transactions.

The unaudited pro forma financial information should be read together with U.S. Cellular’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2012, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in U.S. Cellular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013, U.S. Cellular’s Quarterly Report on Form 10-Q for the period ended March 31, 2013, which was filed with the SEC on May 3, 2013 and U.S. Cellular’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, which was filed with the SEC on August 2, 2013.

The unaudited pro forma Statement of Operations for the three months ended June 30, 2013 gives effect to the Divestiture Transaction and the NY1 & NY2 Deconsolidation as if those transactions had occurred at the beginning of the period.

United States Cellular Corporation Pro Forma Statement of Operations (Unaudited)
		Less:
Three Months Ended June 30, 2013	As Reported	Divestiture Markets (1)	NY1 & NY2 (2)	Pro Forma
(Dollars and shares in thousands, except per share amounts)
Operating revenues
Service	$910,966	$43,631	$-	$867,335
Equipment sales	84,164	540	-	83,624
Total operating revenues	995,130	44,171	-	950,959

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	192,267	12,395	-	179,872
Cost of equipment sold	217,070	1,006	-	216,064
Selling, general and administrative (including charges from affiliates of $25.0 million)	404,127	10,673	-	393,454
Depreciation, amortization and accretion	202,580	68,483	-	134,097
Loss on asset disposals, net	9,018	1,136	-	7,882
(Gain) loss on sale of business and other exit costs, net	(249,024)	(249,997)	-	973
Total operating expenses	776,038	(156,304)	-	932,342

Operating income	219,092	200,475	-	18,617

Investment and other income (expense)
Equity in earnings of unconsolidated entities	35,602	-	-	35,602
Interest and dividend income	969	-	-	969
Gain (loss) on investments	18,527	-	18,527	-
Interest expense	(10,154)	(80)	-	(10,074)
Other, net	321	-	-	321
Total investment and other income (expense)	45,265	(80)	18,527	26,818

Income before income taxes	264,357	200,395	18,527	45,435
Income tax expense (3)	120,682	84,955	16,547	19,180

Net income	143,675	115,440	1,980	26,255
Less: Net income attributable to noncontrolling interests, net of tax	(284)	-	-	(284)
Net income attributable to U.S. Cellular shareholders	$143,391	$115,440	$1,980	$25,971

Basic weighted average shares outstanding	83,845	-	-	83,845
Basic earnings per share attributable to U.S. Cellular shareholders	$1.71	$-	$-	$0.31

Diluted weighted average shares outstanding	84,661	-	-	84,661
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.69	$-	$-	$0.31

The unaudited pro forma Statement of Operations for the six months ended June 30, 2013 gives effect to the Divestiture Transaction and the NY1 & NY2 Deconsolidation as if those transactions had occurred at the beginning of the period.

United States Cellular Corporation Pro Forma Statement of Operations (Unaudited)
		Less:
Six Months Ended June 30, 2013	As Reported	Divestiture Markets (1)	NY1 & NY2 (2)	Pro Forma
(Dollars and shares in thousands, except per share amounts)
Operating revenues
Service	$1,907,315	$138,875	$40,816	$1,727,624
Equipment sales	169,561	5,183	2,486	161,892
Total operating revenues	2,076,876	144,058	43,302	1,889,516

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	408,566	32,750	11,701	364,115
Cost of equipment sold	458,761	10,236	5,446	443,079
Selling, general and administrative (including charges from affiliates of $48.5 million)	824,207	35,517	11,808	776,882
Depreciation, amortization and accretion	392,425	124,452	2,735	265,238
Loss on asset disposals, net	14,452	1,916	-	12,536
(Gain) loss on sale of business and other exit costs, net	(242,093)	(242,907)	-	814
Total operating expenses	1,856,318	(38,036)	31,690	1,862,664

Operating income	220,558	182,094	11,612	26,852

Investment and other income (expense)
Equity in earnings of unconsolidated entities	62,437	-	(5,651)	68,088
Interest and dividend income	1,872	-	-	1,872
Gain (loss) on investments	18,527	-	18,527	-
Interest expense	(21,064)	(160)	-	(20,904)
Other, net	106	-	7	99
Total investment and other income (expense)	61,878	(160)	12,883	49,155

Income before income taxes	282,436	181,934	24,495	76,007
Income tax expense (3)	128,051	77,971	16,961	33,119

Net income	154,385	103,963	7,534	42,888
Less: Net income attributable to noncontrolling interests, net of tax	(6,080)	-	(4,795)	(1,285)
Net income attributable to U.S. Cellular shareholders	$148,305	$103,963	$2,739	$41,603

Basic weighted average shares outstanding	83,842	-	-	83,842
Basic earnings per share attributable to U.S. Cellular shareholders	$1.77	$-	$-	$0.50

Diluted weighted average shares outstanding	84,655	-	-	84,655
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.75	$-	$-	$0.49

(1)     The “Divestiture Markets” column reflects amounts included in the “As Reported” column that are directly attributable to the transaction and are factually supportable.  The “Pro Forma” column reflects only amounts that are expected to have a continuing impact on the consolidated results.  During the three and six months ended June 30, 2013, U.S. Cellular recognized a pre-tax gain of $250.0 million and $242.9 million, respectively, in (Gain) loss on sale of business and other exit costs, net as a result of the Divestiture Transaction.

(2)     The “NY1 & NY2” column reflects amounts included in the “As Reported” column that are directly attributable to the NY1 & NY2 Deconsolidation and are factually supportable.  The “Pro Forma” column reflects only amounts that are expected to have a continuing impact on the consolidated results.  In accordance with GAAP, as a result of the NY1 & NY2 Deconsolidation, U.S. Cellular’s interest in the Partnerships is reflected in Investments in unconsolidated entities at fair value.  Recording U.S. Cellular’s interest in the Partnerships required allocation of the excess of the fair value over book value to customer lists, licenses, a favorable contract and goodwill of the Partnerships.  Amortization expense related to customer lists and the favorable contract will be recognized over their respective useful lives.  NY1 & NY2 Equity in earnings of unconsolidated entities represents U.S. Cellular’s share of NY1 & NY2 net income for the period based on U.S. Cellular's interests in the Partnerships less amortization expense related to customer lists and a favorable contract.  In addition, a non-cash pre-tax gain of $18.5 million was recognized in Gain (loss) on investments during the three and six months ended June 30, 2013.

(3)     Income tax expense is based on U.S. Cellular’s statutory tax rate applied to Income before income taxes for the Divestiture Markets.  NY1 & NY2 deferred income tax expense at U.S. Cellular’s statutory rate was also recognized in the three and six months ended June 30, 2013 as a result of increasing U.S. Cellular’s interest in the Partnerships to fair value.